EXHIBIT 5
                                 ROSE LAW FIRM
                          a Professional Association
                                   Attorneys
                            120 East Fourth Street
                       Little Rock, Arkansas  72201-2893

                           Telephone (501) 375-9131
                          Telecopier (501) 375-1309


                                                      September 19, 1997


ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas  72202

     Re: ALLTEL Corporation Form S-3 Registration Statement

Gentlemen:


     We have acted as counsel for ALLTEL Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 471,922 shares (the "Shares") of the Company's Common Stock, $1.00 par value, issued in connection with the merger of a wholly-owned subsidiary of the Company with and into Georgia Telephone Corporation.

     We have examined such documents, records, and matters of law as we have deemed necessary for the purposes of this opinion. Based upon such examination and on the assumptions set forth below it is our opinion that the Shares have been duly and validly authorized by the Company and are validly and legally issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

                                                 Very truly yours,
                                                 ROSE LAW FIRM,
                                                 a Professional Association


                                                 By:  /s/Richard N. Massey
                                                         Richard N. Massey

                                       13